      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2001
                         REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              BOWATER INCORPORATED
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                             62-0721803
------------------------                        --------------------------------
(State of Incorporation)                       (IRS Employer Identification No.)


      55 E. CAMPERDOWN WAY, P.O. BOX 1028, GREENVILLE, SOUTH CAROLINA 29602
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                        BOWATER INCORPORATED SAVINGS PLAN
                          FOR CERTAIN HOURLY EMPLOYEES
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                             WENDY C. SHIBA, ESQUIRE
             VICE PRESIDENT, SECRETARY AND ASSISTANT GENERAL COUNSEL
                              BOWATER INCORPORATED
                      55 E. CAMPERDOWN WAY, P.O. BOX 1028,
                        GREENVILLE, SOUTH CAROLINA 29602
                                 (864) 271-7733
--------------------------------------------------------------------------------
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
========================================================================================================================

                                Amount To Be         Proposed Maximum        Proposed Maximum          Amount of
  Title Of Each Class Of         Registered         Offering Price Per      Aggregate Offering     Registration Fee
Securities To Be Registered                                Unit                   Price
------------------------------------------------------------------------------------------------------------------------
  Common Stock, $1.00 par     200,000 shares(1)          48.09(2)              9,618,000(2)           2,404.50(2)
    value per share
========================================================================================================================

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Estimated solely for purposes of calculating the registration fee, and pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per unit and the registration fee are based on the reported average of the high and low sales prices of Bowater Incorporated Common Stock as reported on the New York Stock Exchange on May 11, 2001. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to the interests in the Plan covered by this Registration Statement.

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and Rule 462 promulgated thereunder.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E of the instructions to Form S-8, Bowater Incorporated (the "Registrant") and the Bowater Incorporated Savings Plan for Certain Hourly Employees (the "Plan"), formerly named the Bowater Incorporated Newsprint Division Hourly Employees' Savings Plan, and originally named the Bowater Southern Hourly Employees Profit Sharing Plan, hereby incorporate by reference the contents of the previous Registration Statements filed by the Registrant and the Plan on Forms S-8 (Registrations No. 33-16277 and 333-84163). The current registration of 200,000 shares of common stock of the Registrant will increase the total number of shares registered for issuance under the Plan to 750,000.

ITEM 8.  EXHIBITS

         Pursuant to General Instruction E of the instructions to Form S-8, the Registrant and the Plan hereby incorporate by reference the exhibits of the previous Registration Statements filed by the Registrant and the Plan on Forms S-8 (Registrations No. 33-16277 and 333-84163). The following additional exhibits are filed as part of this Registration Statement.

              No:     Exhibit:
              --      -------

              23      Consent of Accountants.

              24      Powers of Attorney.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on May
16, 2001.

                                               BOWATER INCORPORATED
                                              (Registrant)



                                               By: /s/ ARNOLD M. NEMIROW
                                                  ------------------------------
                                                  Arnold M. Nemirow
                                                  Chairman, President and
                                                  Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                      TITLE                                    DATE

/s/ ARNOLD M. NEMIROW
----------------------------    Chairman of the Board, President and Chief Executive         May 16, 2001
Arnold M. Nemirow               Officer
                                (principal executive officer)

/s/ DAVID G. MAFFUCCI            Senior Vice President and Chief Financial Officer            May 16, 2001
----------------------------    (principal financial officer)
David G. Maffucci

/s/ MICHAEL F. NOCITO
----------------------------    Vice President and Controller                                May 16, 2001
Michael F. Nocito               (principal accounting officer)


         *                      Director                                                     May 16, 2001
----------------------------
Francis J. Aguilar


         *                      Director                                                     May 16, 2001
----------------------------
Richard Barth


         *                      Director                                                     May 16, 2001
----------------------------
Kenneth M. Curtis


         *                      Director                                                     May 16, 2001
----------------------------
Cinda A. Hallman

         SIGNATURE                                      TITLE                                    DATE

         *                      Director                                                     May 16, 2001
----------------------------
Charles J. Howard


         *                       Director                                                     May 16, 2001
----------------------------
James L. Pate


         *                       Director                                                     May 16, 2001
----------------------------
John A. Rolls


         *                      Director                                                     May 16, 2001
---------------------------
Arthur R. Sawchuk


         *Wendy C. Shiba, by signing her name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed herewith as Exhibit 24.


                                               By: /s/ WENDY C. SHIBA
                                                  ------------------------------
                                                  Wendy C. Shiba,
                                                  Attorney-in-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on May 16, 2001.

                                               BOWATER INCORPORATED SAVINGS PLAN
                                               FOR CERTAIN HOURLY EMPLOYEES
                                               (Plan)



                                               By: /s/ AARON WHITLOCK
                                                  ------------------------------
                                                  Aaron Whitlock,
                                                  Plan Administrator